Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com FLOTEK ANNOUNCES PRELIMINARY SECOND QUARTER 2022 REVENUE HOUSTON, July 20, 2022 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology-driven specialty green chemistry solutions, today announced that it expects second quarter 2022 revenue to be in excess of $28MM compared to first quarter 2022 revenue of $12.9MM and second quarter 2021 revenue of $9.2MM. In addition, the Company provided commentary on progress made ramping up volumes related to the ProFrac Holdings (ProFrac) contract. “The revenue growth we expect to achieve in the second quarter is strong evidence that we are successfully ramping up the transformational ProFrac contract, and I am very proud of our team. During the second quarter, we serviced an average of 8 ProFrac hydraulic fracturing fleets with no service quality issues, and expect to service an average of 16 or greater fleets in the third quarter. Since the April 1, 2022 effective date of the contract, we have delivered over 31 million pounds of chemistry to ProFrac. Combined with the 9 million pounds of chemistry delivered to our transactional (non-ProFrac) customers, total delivered volume in the second quarter was approximately double what we delivered for the entire year in 2021. We are delighted with how far we have come over a short period of time, and are very excited about the future. While we still have additional work to do in order to achieve the full scope of the contract, we are up to the task,” said CEO John W. Gibson, Jr. “We are proud of the work that the collective teams at Profrac and Flotek have accomplished. We are well on pace to reach full fleet adoption per the Profrac/Flotek contract by the beginning of 2023. Flotek’s chemistry is the highest quality and continues to enable the smooth transition of each of our fleets. With the continued expansion of volumes, our belief is that Flotek will see continued efficiencies in logistics and purchasing power that reduces over-all costs and improves margins,” said Profrac Executive Chairman Matt Wilks. While delivered volume and revenue are expected to show strong growth over the first quarter 2022, the ramp up required the Company to incur some one-time expenses, including costs related to the mobilization of additional field deployment tanks (ISO), which increased from 20 to 101. In addition, freight and logistics costs are expected to be significantly above expectations, consistent with inflation being experienced by peers. However, these issues are not expected to interrupt consistent improvement in Adjusted EBITDA margin through the second half of 2022, and the Company still expects to generate positive Adjusted EBITDA excluding convertible notes amortization before the end of the fourth quarter 2022. About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology- driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Exhibit 99.1

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com Inquiries, contact: Bernie Colson SVP – Corporate Development & Sustainability E: ir@flotekind.com P: (713) 726-5322